Exhibit 23(i)




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 11, 1997 incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1996.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
April 22, 1997